Exhibit 99.1

NEWS RELEASE

Diversa and Celunol Announce Merger to Create a New Biofuels

Industry Leader

•	First company with fully integrated technologies for cellulosic ethanol production

•	Combined company will enhance existing Diversa enzyme business with aggressive push into cellulosic ethanol plant development and production

SAN DIEGO, CALIFORNIA AND CAMBRIDGE, MASSACHUSETTS – February 12, 2007 – Diversa Corporation (NASDAQ: DVSA) and Celunol Corp. today announced they have signed a definitive merger agreement to create a new leader in the emerging cellulosic ethanol industry.

The combined company will be the first within the cellulosic ethanol industry to possess integrated end-to-end capabilities in pre-treatment, novel enzyme development, fermentation, engineering, and project development. It will seek to build a global enterprise as a leading producer of cellulosic ethanol and as a strategic partner in bio-refineries around the world. At the same time, the company will continue to pursue broad market opportunities for specialty industrial enzymes within the areas of alternative fuels, specialty industrial processes, and health and nutrition, with a primary focus on enzymes for the production of biofuels. The combined company will be headquartered in Cambridge, Massachusetts and have research and operations facilities in San Diego, California; Jennings, Louisiana; and Gainesville, Florida.

Celunol has recently commenced operations of the nation’s first cellulosic ethanol pilot facility in Jennings, Louisiana and expects to complete a 1.4 million gallons-per-year, demonstration-scale facility to produce cellulosic ethanol from sugarcane bagasse and specially-bred energy cane by the end of 2007. In addition, Celunol’s process technology has been licensed by Tokyo-based Marubeni Corp. and has been incorporated into BioEthanol Japan’s 1.4 million liter-per-year cellulosic ethanol plant in Osaka, Japan – the world’s first commercial-scale plant to produce cellulosic ethanol from wood construction waste. The combined company plans to bring its first U.S. commercial-scale cellulosic ethanol plants into production in late 2009.

Under the terms of the merger agreement, Diversa will issue 15,000,000 shares to acquire the outstanding equity of Celunol. In addition, Diversa will provide Celunol with up to $20 million in debt financing to fund its operations prior to the closing, which will be assumed by Diversa at the closing. On a pro-forma, fully diluted basis, Diversa stockholders will retain ownership of approximately 76 percent of the combined company, and Celunol stockholders and optionholders will own approximately 24 percent. The merger agreement has been unanimously approved by each company’s board of directors and is subject to approval by their respective stockholders, regulatory agencies, and the satisfaction of other customary closing conditions. The transaction is expected to be completed by the end of the second quarter of 2007.

“Merging our companies significantly accelerates Diversa’s and Celunol’s strategic plans and creates a new company capable of technical and commercial leadership in the emerging cellulosic ethanol industry,” said James H. Cavanaugh, Ph.D., chairman of the Diversa board of directors. “I would like to take this opportunity to thank Ed Shonsey and his Diversa management team for establishing and executing a business strategy with increasing focus on biofuels that has paved the way for the creation of our newly configured company.”

Carlos A. Riva, the president and chief executive officer of Celunol, will become the chief executive officer of the combined company and a member of its board of directors upon closing of the merger. John A. McCarthy Jr., the executive vice president and chief financial officer of Celunol, will become the chief financial officer of the combined company upon closing of the merger. As part of the merger, two members of Celunol’s board of directors, in addition to Mr. Riva, will be added to the Diversa board. Due to the complementary nature of the two companies, few staffing reductions are expected to occur as a result of the merger.

Mr. Riva, 53, is a veteran of the international power and energy industries, with an extensive background in energy and infrastructure project development. Prior to Celunol, Mr. Riva served as an executive director of Amec plc, a major global construction and engineering company based in the U.K. Mr. Riva was also chief executive officer of InterGen N.V., a Boston-based joint venture between subsidiaries of Royal Dutch Shell plc and Bechtel Corporation, and president and chief operating officer of J. Makowski Company, an independent-power producer based in the Northeastern United States. Mr. Riva holds degrees from MIT, Stanford University, and Harvard Business School.

“The growth of the biofuels industry, and cellulosic ethanol in particular, is one of the most important developments in today’s energy sector,” said Mr. Riva. “The global market demand for alternative fuels such as cellulosic ethanol is potentially massive. We believe the combined strengths of both companies will enable us to accelerate commercialization of cellulosic ethanol by leveraging our skills and proprietary knowledge into large-scale biofuels project developments. We have recently completed upgrades at our pilot-scale facility in Jennings, Louisiana, enabling it to be used to prove out our technologies across a range of biomass feedstocks. We will shortly commence construction of the nation’s first demonstration-scale cellulosic ethanol facility at the same site.

“Carlos is a seasoned executive with a track record of leveraging energy technologies and market knowledge into successful commercial enterprises,” stated Dr. Cavanaugh. “In selecting Carlos to lead the combined company, the Diversa board is very confident in his ability to drive the combined companies to greater levels of success in their existing areas than either company could achieve separately.”

Mr. McCarthy, 48, has spent fifteen years in the healthcare/life sciences industry in a variety of senior financial and operational roles, managing the transformational growth of early-stage companies into diversified, publicly-traded operating entities. Prior to joining Celunol, Mr. McCarthy served as chief financial officer of Xanthus Pharmaceuticals, Synta Pharmaceuticals, and Exact Sciences, as well as a divisional president of Concentra Managed Care. Prior to his life sciences career, Mr. McCarthy worked for Morgan Stanley & Co. in their investment banking division. Mr. McCarthy holds degrees from Lehigh University and Harvard Business School.

The growing need for alternatives to petroleum-based fuels has emerged as one of the nation’s most urgent public policy priorities and enjoys strong, bipartisan support among public policymakers at the federal and state level. In the U.S. alone the total market size for automotive fuels is currently 140 billion gallons per year. Of this amount, five to six billion gallons per year of production capacity, or less than five percent, are currently met by ethanol primarily derived from corn and other grains. In January’s State of the Union address, President Bush articulated a national “twenty in ten” goal of reducing gasoline consumption by 20 percent over ten years, calling for a seven-fold increase in production of ethanol and other biofuels to meet this goal. The need for increased cellulosic ethanol supplies is due to a variety of factors, including the rising cost and dwindling availability of petroleum, the geopolitical risk of import dependency, and the vast potential environmental benefits from a significant reduction of greenhouse gasses created by non-renewable fossil fuels. The commercialization of cellulosic ethanol creates the potential for the production of significantly larger quantities of ethanol and other biofuels utilizing multiple feedstocks in the long term, and in a wider variety of locations throughout the world.

UBS Investment Bank acted as financial advisor and Cooley Godward Kronish LLP acted as legal counsel to Diversa. Bingham McCutchen LLP acted as legal counsel to Celunol.

Financial Community Conference Call and Webcast

Diversa and Celunol management will host a conference call for the investment community with live webcast on Monday, February 12, 2007 at 8:30 a.m. Eastern Time. The webcast and presentation slides may be accessed by visiting Diversa’s’s website at www.diversa.com and navigating to the “Investors” section during the call and for a limited period of time following the call.

For those who wish to participate in the conference call, the dial-in numbers are +1-800-329-9097 (domestic) or +1-617-614-4929 (international), and the access code is 20258355. Participants of the conference call may access the presentation slides by navigating to the “Investors” section of Diversa’s website and selecting the “Listen via Phone” option.

Telephonic Press Conference

In addition, Diversa and Celunol management will host a telephonic press conference and webinar for media on Monday, February 12, 2007 at 2:00 p.m. Eastern Time. For media who wish to participate in the live press conference, the dial-in numbers are +1-866-202-1971 (domestic) or +1-617-213-8842 (international), and the access code is 27512133. Please visit www.gotowebinar.com to view the live presentation slides. They may be accessed by selecting the “Join a Webinar” button on the left side of the screen and entering webinar ID 347344800.

About Diversa

Since 1994, San Diego–based Diversa Corporation has pioneered the development of high-performance specialty enzymes. Diversa possesses the world’s broadest array of enzymes derived from bio-diverse environments as well as patented DirectEvolution® technologies. Diversa customizes enzymes for manufacturers within the alternative fuel, industrial, and health and nutrition markets to enable higher throughput, lower costs, and improved environmental outcomes. For more information, please visit www.diversa.com.

About Celunol

Celunol Corp. is a privately-held company headquartered in Cambridge, Massachusetts moving rapidly to commercialize its proprietary technology for producing ethanol from a wide array of cellulosic biomass feedstocks - including sugarcane bagasse, agricultural waste, wood products and dedicated energy crops. Celunol has recently completed an upgrade of its existing pilot facility for broader research and development application purposes and will shortly commence construction of a 1.4 million gallons-per-year capacity demonstration plant. Celunol aspires to develop and build a portfolio of cellulosic ethanol facilities in the U.S. and abroad, both company-managed and controlled as well as in partnership with other industry participants. Celunol’s stockholders include Khosla Ventures, Rho Capital Partners, Charles River Ventures and Braemar Energy Ventures. For more information, please visit www.celunol.com.

Forward Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include statements related to the combined company’s position in the cellulosic ethanol industry, the statements that Carlos A. Riva and John A. McCarthy will become the CEO and CFO, respectively, of the combined company, the combined company’s integration plans and expected synergies related to the proposed transaction, the potential benefits of the proposed merger, including the combined company’s position as a producer of cellulosic ethanol and strategic partnering in bio-refineries, the expected completion of a demonstration-scale facility by the end of fiscal 2007, the combined company’s plans to bring its first U.S. commercial-scale cellulosic ethanol plant into production in late 2009, the combined company’s continued pursuit of market opportunities for Diversa’s specialty industrial enzymes, Diversa’s provision of $20 million in debt financing to fund Celunol’s operations prior to closing, the proposed transaction, including its expected completion date, relocation of the combined company’s headquarters and the composition of the combined company’s board of directors and management, the combined company’s anticipated future financial and operating performance and results, including estimates for the combined company’s growth and production capabilities, and expectations regarding the market and demand for the combined company’s products and plans for development and expansion of the combined company’s products. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that either company may be unable to obtain stockholder or regulatory approvals required for the merger on a timely basis, or at all, the risk that the companies may not successfully integrate their businesses or may be unable to realize synergies, including synergies related to Diversa’s and Celunol’s respective scientific expertise and intellectual property, in a timely manner or to the extent anticipated, the risk that the combined company and John A. McCarthy will not enter into an agreement relating to Mr. McCarthy’s appointment as CFO either at all or on terms that are acceptable to both parties, the risk that the merger may involve unexpected costs, the risk of unexpected delays in completion of the demonstration-scale facility and/or commercial-scale facilities, the risk that the combined company will not be able to obtain additional financing on favorable terms, or at all, the risk that Diversa’s and Celunol’s respective businesses may suffer as a result of uncertainty surrounding the merger, the risk that the market for the combined company’s products may change or be impacted by competition, new data, supply issues or marketplace trends, the risk that technical, regulatory or manufacturing issues, new data or intellectual property disputes may affect the combined company’s commercial and/or development programs or that the combined company may encounter other difficulties in developing its products or in gaining approval or market acceptance of new products, processes, and/or technologies, and risks and other uncertainties more fully described in Diversa’s filings with the Securities and Exchange Commission, including, but not limited to, Diversa’s quarterly report on Form 10-Q for the quarter ended September 30, 2006. The transaction is subject to customary closing conditions, including approval of Diversa’s and Celunol’s stockholders. These forward-looking statements speak only as of the date hereof. Celunol and Diversa expressly disclaim any intent or obligation to update these forward-looking statements.

Additional Information about the Merger and Where to Find It

Diversa Corporation intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will include a proxy statement/prospectus and other relevant documents in connection with the proposed transaction. Investors and security holders of Diversa and Celunol are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) and other relevant materials when they become available, because they will contain important information about Diversa, Celunol, and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s website at http://www.sec.gov/. A free copy of the proxy statement/prospectus, when it becomes available, may also be obtained from Diversa by directing a request to: Diversa Corporation, 4955 Directors Place, San Diego, CA 92121, Attn. Investor Relations. In addition, investors may access copies of the documents filed with the SEC by Diversa on Diversa’s website at http://www.diversa.com/.

Participants in the Solicitation

Diversa and its executive officers and directors and Celunol and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Diversa in connection with the proposed transaction. Information regarding the special interests of these executive officers and directors in the proposed transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the executive officers and directors of Diversa is also included in Diversa’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and from Investor Relations at Diversa at the address described above.

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Contacts:

Diversa Corporation Wendy Kelley Investor Relations (858) 526-5437	Celunol Corp. John Howe Vice President, Public Affairs (617) 674-5318

Media Inquiries Denise Herich Townsend Inc. for Diversa (858) 457-4888	Investor Inquiries Brendan Lahiff Financial Dynamics for Diversa (415) 439-4504